                                   EXHIBIT 6.3


                   AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

         This Amendment is made as of this 2nd day of September, 1997 between Pennsylvania Physicians Care Service Corp., a Pennsylvania corporation ("Employer") and Richard A. Felice ("Executive").

                                   Background

         Pursuant to an Executive Employment Agreement dated September 3, 1996 (the "Employment Agreement"), Executive has been employed by Employer since September 3, 1996.

         Employer and Executive desire to amend the terms of the Employment Agreement.

                                    Agreement

         In consideration of the foregoing, which is incorporated herein by reference, and of the mutual covenants contained herein, the parties, intending to be legally bound, hereby agree as follows:

         1. Effective September 3, 1997, Executive's Annual Salary pursuant to
Section 4(a) of the Employment Agreement shall be increased from $200,000 to $235,000 per year ("Annual Salary").

         2. Effective September 3, 1997, Executive's eligibility for an annual bonus pursuant to Section 4(d) of the Employment Agreement shall be increased from an amount of up to fifteen percent (15%) of the Annual Salary to an amount of up to twenty percent (20%) of the Annual Salary.

         3. All other terms of the Employment Agreement shall remain in full force and effect and shall be deemed unmodified and unchanged by reason of this Agreement.

         4. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, without giving effect to the conflict of law principles thereof.

         5. This Agreement may be executed by each party upon a separate copy, and in such case, one counterpart of this Agreement shall consist of enough of such copies to reflect the signature of all parties. This Agreement may be executed in two or more counterparts, each of which shall be an original and each of which shall constitute one and the same agreement.

                                   EXHIBIT 6.3


         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first written above.


                                          PENNSYLVANIA PHYSICIANS
                                          CARE SERVICE CORP.


                                     By:  /S/ Gary C. Brown
                                          ---------------------------------
                                          Gary C. Brown, Chairman of Board


                                          /S/ Richard A. Felice
                                          ---------------------------------
                                          Richard A. Felice

                                        2